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News Release

Contact: John A. Bernaden Media Relations Rockwell Automation 414-382-2555	Tim Oliver Investor Relations Rockwell Automation 414-382-8510

Rockwell Automation Acquires ICS Triplex

MILWAUKEE (July 2, 2007) – Rockwell Automation, Inc. (NYSE: ROK) announced today that it has acquired Industrial Control Services Group Limited which does business as ICS Triplex. As first announced on May 25, 2007, the deal is valued at £110 million (British pounds) in cash. The process of delivering cash to ICS shareholders will continue through August, 2007.

ICS Triplex is a leading global supplier of critical control and safety solutions to process industries. Headquartered in Maldon, United Kingdom, ICS Triplex has more than 500 employees and operations across Europe, the Middle East, Asia and North America. With 40 years of experience, ICS Triplex develops, delivers and maintains advanced products and solutions for high availability, fault-tolerant applications in process industry segments worldwide. These industries primarily include oil and gas exploration, production, transportation, and refining as well as chemicals and power generation.

“This strategic acquisition significantly expands our broad portfolio of process control and safety solutions that meet the needs of both Rockwell Automation and ICS Triplex customers around the world,” said Terry Gebert, vice president and general manager, Rockwell Automation Manufacturing & Process Solutions business.

”Increased demand for oil and gas due to the economic growth of China, India, Brazil and Russia is fueling investments in oil and gas production and in refining, leading to increased demand for safety systems,” according to Asish Ghosh, Vice President ARC Advisory Group. “With the acquisition of ICS Triplex, Rockwell Automation will gain a strong foothold in the oil and gas, chemical, and power generation industries and will significantly improve their capabilities in the fast-growing process safety systems and services market.”

ICS Triplex will continue to operate under its current brand name as a subsidiary of Rockwell Automation. It will be included in the Control Products & Solutions operating segment.

This news release contains statements (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•	economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, interest rates, recession, policies of foreign governments and other external factors we cannot control, and U.S. and local laws affecting our activities abroad and compliance therewith;

•	successful development of advanced technologies and demand for and market acceptance of new and existing products;

•	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;

•	the availability, effectiveness and security of our legacy and future information technology systems;

•	competitive product and pricing pressures;

•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;

•	intellectual property infringement claims by others and the ability to protect our intellectual property;

•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;

•	our ability to attract and retain qualified personnel;

•	the uncertainties of litigation;

•	disruption of our North American distribution channel;

•	the availability and price of components and materials;

•	our ability to execute strategic actions, including acquisitions and future integration of acquired businesses;

•	successful execution of our cost productivity and globalization initiatives; and

•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information systems and services that help manufacturers achieve a competitive advantage in their businesses. The company brings together leading brands in industrial automation, including Allen-Bradley controls and services and Rockwell Software factory management software. Headquartered in Milwaukee, Wis., the company employs about 19,000 people serving customers in more than 80 countries.

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